UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2026 (the “Effective Date”), TruGolf Holdings, Inc. (the “Company”) entered into a Separation and Settlement Agreement (the “Separation Agreement”) with Christopher Jones, TruGolf, Inc., TruGolf Links Franchising, LLC, and the Audree Redd Jones Trust (the “Trust”).

Pursuant to the Separation Agreement, the Company will pay Mr. Jones a severance payment of $100,000, less required taxes and withholdings, payable in a single lump sum on or before the 30th calendar day after the Effective Date (the “Initial Payment Date”). In addition, the Company will pay Mr. Jones’s monthly COBRA premiums for continued health coverage for Mr. Jones and his eligible dependents for up to twelve (12) months following the Effective Date.

Pursuant to the Separation Agreement, the Company will repay the outstanding demand loan made by Mr. Jones to the Company with an outstanding principal balance of $1,444,000, as follows: 10% of the outstanding principal balance is due on the Initial Payment Date and the remaining 90% is due on the date that is twelve (12) months after the Initial Payment Date (the “Maturity Date”). The deferred balance accrues simple interest at a rate of 12% per annum and interest is paid on a monthly basis. The Separation Agreement replaces prior loan payment terms that required the loan to be repaid on demand.

The Company also agreed to a repurchase price of $500,000 (the “Buyback Price”) for the repurchase of certain franchise rights from Mr. Jones and his affiliates initially acquired for such amount in June 2024. Of the Buyback Price, 10% is due on the Initial Payment Date, and the remaining 90% is due on the Maturity Date. The deferred unpaid amount accrues simple interest at 12% per annum. The deferred portion is subject to acceleration if the Company resells the franchise rights before the Maturity Date.

During the period from the Effective Date through the first anniversary of such date, Mr. Jones has agreed to vote all Class B common shares held by him in accordance with the recommendations of the Company’s board of directors at any meeting of shareholders. Pursuant to the Separation Agreement, Mr. Jones agreed to make himself available for operational transition consulting services at the Company’s discretion at a rate of $100 per hour, with Mr. Jones serving as an independent contractor. In addition, the Separation Agreement contains mutual releases with certain carve-outs.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation and Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Christopher Jones

On September 22, 2026, Christopher Jones voluntarily resigned from all employment and from all officer, director, and committee positions with the Company and each of its subsidiaries, effective as of such date.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Appointment of Jay Heller

On September 22, 2026, the Board agreed to appoint Jay Heller as an independent member of the Company’s Board.

Mr. Heller has served as Chief Executive Officer of K Lab AI since May 2026. Mr. Heller brings more than 25 years of capital markets expertise and a track record of guiding some of the world’s most innovative companies through the public markets. Previously, he served as Head of Capital Markets at Nasdaq from 2012 until May 2026, leading a team focused on the facilitation of new listings on the exchange, where, under his leadership, the team executed more than 3,000 IPOs and listings. Prior to his role as Head of Capital Markets, he served as Senior Managing Director at Nasdaq’s Market Intelligence Desk. Mr. Heller has served on the board of directors of Naoris Quantum Protocol Inc. since June 2026. Mr. Heller holds a B.S. in Management Science & Economics from Kean University.

Upon Mr. Heller’s appointment, he will participate in the Company’s standard compensation program for non-employee directors. There are no arrangements or understandings between Mr. Heller and any other person pursuant to which Mr. Heller was selected as a director. There are no family relationships between Mr. Heller and any director or executive officer of the Company, and Mr. Heller has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events

As previously disclosed, on August 17, 2026, the Company entered into a Second Amendment, Waiver and Exchange Agreement (“Waiver and Exchange Agreement”) with certain holders of the Company’s Series A preferred stock (the “Series A preferred stock”). The Waiver and Exchange Agreement provided for certain one-time waivers and consents in connection with the Company’s proposed acquisition of Polymath Research Inc. (“Polymath”), including waivers and consents necessary to permit the acquisition of Polymath and related issuances. The Waiver and Exchange Agreement also included a reset of the Series A conversion price to $1.00 per share as of the market closing on the trading day immediately preceding the date of the Waiver and Exchange Agreement. As of September 21, 2026, approximately $1.76 million of stated value of Series A preferred stock remain outstanding. As of September 21, 2026, the Company has 12,065,115 shares of Class A common stock outstanding.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

No.	Description
10.1	Separation and Settlement Agreement, dated as of September 22, 2026, by and among TruGolf Holdings, Inc., Christopher Jones, TruGolf, Inc., TruGolf Links Franchising, LLC, and the Audree Redd Jones Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2026	TRUGOLF HOLDINGS, INC.

	By:	/s/ Steven Passey
	Name:	Steven Passey
	Title:	Chief Financial Officer